Exhibit 5

[FORM OF UNITED STATES AND MARSHALL ISLANDS LEGAL OPINION]

        , 2004

TOP Tankers Inc.

109-111 Messogion Avenue

Politia Centre

Athens 115 26 GR

Re:                               Common Shares, par value $0.01 per share,
of TOP Tankers Inc.

Ladies and Gentlemen:

We have acted as counsel to TOP Tankers Inc. (the “Company”) in connection with the Company’s Registration Statement on Form F-l (File No.   ) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”), with respect to the public offering (the “Offering”) of the common stock of the Company, par value $.01 per share (the “Common Stock”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

In rendering this opinion, we advise you that we are not admitted to practice before the courts of the Republic of the Marshall Islands. However, certain members of this firm participated in the drafting of The Associations Law of 1990 and The Maritime Act of 1990 of

TOP Tankers Inc.

          , 2004

the Republic of the Marshall Islands, and such members have, in the past, rendered legal opinions on similar subjects. Insofar as Marshall Islands law is involved in the opinions hereinafter expressed, we have relied upon opinions and advice of Marshall Islands counsel rendered in transactions which we consider to be sufficiently similar to those contemplated by the Transaction Documents as to afford a satisfactory basis for such opinions, upon our independent examination of the Marshall Islands Associations Law 1990 and the Marshall Islands Maritime Act of 1990, including amendments thereto effective as of October 31, 2000 as made available to us by the Marshall Islands Maritime & Corporate Administrators, Inc. and upon our knowledge of the interpretation of analogous laws in the United States of America. In rendering the opinions set forth below, we have assumed that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Registrar of Corporations of the Republic of the Marshall Islands.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

The Common Stock has been duly authorized, and when the Common Stock has been issued, sold and paid for as contemplated in the Prospectus, the Common Stock will be validly issued, fully paid and non-assessable, and the relative rights, interests and powers of the Common Stock are as set forth in the Articles of Incorporation and By-Laws of the Company, and all of such rights, interests and powers are valid under the laws of the Republic of the Marshall Islands.

This opinion is limited to the law of the State of New York and the Federal law of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Tax Considerations—U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,